Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Continental Materials Corporation (the “Company”) on Form 10-Q for the period ending July 3, 2004, as filed with the SEC on the date hereof (the “Report”), I, James G. Gidwitz, the Chairman of the Board and Chief Executive Officer of the Company, and I, Joseph J. Sum, the Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350, of Chapter 63 of title 18 of the United States Code that to our knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented in the Report.

August 12, 2004

	By:	/s/ James G. Gidwitz
James G. Gidwitz
Chairman of the Board and
Chief Executive Officer

	By:	/s/ Joseph J. Sum
Joseph J. Sum
Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Continental Materials Corporation and will be retained by Continental Materials Corporation and furnished to the Securities and Exchange Commission or its staff upon request.